Exhibit 99.1

Level 3 Parent, LLC

(Unaudited)

The following table reflects the retrospective impacts to consolidated financial statement captions and additional disclosures resulting from the change in accounting policy (including USF fees) and product reclassifications:

$ in millions	1Q19	2Q19	3Q19	4Q19	2019	2018
Operating revenue, as reported	$2,046	2,014	2,064	2,061	8,185	8,220
Reclassifications:
Change in accounting policy	(96)	(88)	(112)	(116)	(412)	(381)
Product reclassifications	0	0	0	0	0	0

Operating revenue, as adjusted	$1,950	1,926	1,952	1,945	7,773	7,839

Revenue from contracts with customers, as reported	$1,996	1,925	1,970	1,401	7,292	7,921
Reclassifications:
Change in accounting policy	(96)	(88)	(112)	(116)	(412)	(381)
Product reclassifications	0	0	0	0	0	0

Revenue from contracts with customers, as adjusted	$1,900	1,837	1,858	1,285	6,880	7,540

Cost of services and products, as reported	$967	919	960	953	3,799	3,937
Reclassifications:
Change in accounting policy	(96)	(88)	(112)	(116)	(412)	(381)
Product reclassifications	0	0	0	0	0	0

Cost of services and products, as adjusted	$871	831	848	837	3,387	3,556

Operating expenses, as reported	$5,439	1,742	1,755	1,776	10,712	7,252
Reclassifications:
Change in accounting policy	(96)	(88)	(112)	(116)	(412)	(381)
Product reclassifications	0	0	0	0	0	0

Operating expenses, as adjusted	$5,343	1,654	1,643	1,660	10,300	6,871

The change in accounting policy and product reclassifications had no impact on Consolidated Operating Income (Loss) or Net Income (Loss).

Level 3 Parent, LLC

(Unaudited)

The following table reflects the retrospective impacts to revenue by product and service offering resulting from the change in accounting policy (including USF fees) and product reclassifications:

$ in millions		1Q19	2Q19	3Q19	4Q19	2019	2018
	Reported	$979	965	972	972	3,888	3,945
IP and Data Services	Change in accounting policy	(57)	(50)	(63)	(64)	(234)	(217)
	Product reclassifications	1	0	1	(1)	1	0

	Adjusted/New	$923	915	910	907	3,655	3,728

Transport and Infrastructure	Reported	$658	655	668	681	2,662	2,701
	Change in accounting policy	(27)	(25)	(33)	(35)	(120)	(109)
	Product reclassifications	(1)	1	1	1	2	(1)

	Adjusted/New	$630	631	636	647	2,544	2,591

Voice and Collaboration	Reported	$352	355	379	357	1,443	1,464
	Change in accounting policy	(12)	(13)	(16)	(17)	(58)	(55)
	Product reclassifications	0	(1)	(1)	2	0	4

	Adjusted/New	$340	341	362	342	1,385	1,413

Other	Reported	$2	1	4	5	12	3
	Change in accounting policy	0	0	0	0	0	0
	Product reclassifications	0	0	(1)	(2)	(3)	(3)

	Adjusted/New	$2	1	3	3	9	0

Affiliate Services	Reported	$55	38	41	46	180	107
	Change in accounting policy	0	0	0	0	0	0
	Product reclassifications	0	0	0	0	0	0

	Adjusted/New	$55	38	41	46	180	107

Total	Reported	$2,046	2,014	2,064	2,061	8,185	8,220
	Change in accounting policy	(96)	(88)	(112)	(116)	(412)	(381)
	Product reclassifications	0	0	0	0	0	0

	Adjusted/New	$1,950	1,926	1,952	1,945	7,773	7,839